SUPPLY OF LEAD ANTIKNOCK COMPOUNDS

     This Agreement is made as of the 22nd day of December, 1993, (the "Agreement") by and between The Associated Octel Company Limited, a company existing under the laws of England and having its registered office at 23 Berkeley Square, London, W1X 6DT England, United Kingdom ("Octel"), and Ethyl Corporation, a corporation existing under the laws of the Commonwealth of Virginia and having its principal place of business at 330 South Fourth Street, Richmond, Virginia 23219 ("Ethyl").

                            W I T N E S S E T H

     WHEREAS, Ethyl is engaged in the business of supplying Compounds (as defined below) to customers located, and other customers not located, in countries which are members of the European Economic Community ("E.E.C.") or the European Free Trade Association ("E.F.T.A."), the member countries of which as of the date of this Agreement are listed on Schedule A hereto, and Ethyl wishes to purchase from Octel quantities of Compounds for the purpose of supplying Compounds to all Ethyl customers, and

     WHEREAS,   Octel is prepared to sell Compounds to Ethyl on the terms
and conditions set forth below.

     NOW, THEREFORE, Octel and Ethyl agree as follows:

1. MATERIAL AND PARTIES. (a) The material to be sold under this Agreement shall consist of lead antiknock compounds (hereinafter called "Compound" or "Compounds") of the types described in Schedule B hereto and meeting the specifications set forth therein for each Compound. Such other types of lead antiknock compounds as Octel may manufacture from time to time for use by refineries shall be added to the scope of the term Compound and made available for supply under this Agreement.
     (b) In this Agreement "Ethyl" shall include Ethyl and its Affiliated Companies and "Octel" shall include Octel and its Affiliated Companies.
The "Affiliated Companies" of a party shall mean any company controlling, controlled by or under common control with that party and any company which succeeds to the business, or ownership of the assets, of that party to which this Agreement pertains.

2. TERM. (a) This Agreement shall be effective as of the date first set forth above and shall continue for an initial term of five (5) Contract Years, the first such Contract Year to be of six (6) calendar month's duration running from July 1, 1994 until December 31, 1994, and each subsequent Contract Year to be of twelve (12) calendar month's duration running from each subsequent January 1 until the next following December 31 until the end of the initial term on December 31, 1998 (the "Initial Term"). Notwithstanding the end of the Initial Term this Agreement shall continue in effect thereafter for successive Contract Years for so long as Ethyl determines that there continues to exist a market for Compounds.

3. QUANTITIES. (a) (i) Each Contract Year during the term and subject to the provisions of this Agreement, and pursuant to the order procedure set forth in Paragraph 3(b)(i), Octel shall make available for sale to Ethyl the entire requirements of Ethyl to purchase Compounds for delivery by Ethyl in such period to Ethyl's customers or for addition to inventory by Ethyl or its affiliated companies (the "Ethyl Requirements"). The foregoing notwithstanding the maximum quantity of Compounds which Octel shall be obligated to make available for sale and sell to Ethyl pursuant to this Agreement shall be unless otherwise agreed: during the first Contract Year up to ____________________________; during each subsequent Contract Year during the Initial Term up to __________________________ per Contract Year; and during each Contract Year after the Initial Term during the term of this Agreement up to _______________ of the total annual capacity of Octel to manufacture or deliver from inventory Compounds during such Contract Year. Octel shall not be obligated during a Contract Year to deliver a quantity of Compound as TEL-SF in excess of ___________________ of Octel's capacity to manufacture or deliver same from inventory during such Contract Year. Octel shall give Ethyl no less than one (1) year prior written notice of any permanent shut down of Octel capacity to manufacture Compounds and shall in any event continue to manufacture Compounds until there no longer exists a market for Compounds sufficient to allow such manufacture to be conducted on a basis economically viable for either or both of the parties.

     (ii) Except to the extent the obligations of Octel to sell and deliver or of Ethyl to purchase and accept Compounds under this Agreement are excused by Force Majeure Events, as defined in Paragraph 2(a) or pursuant to Paragraph 3(a)(iv), Ethyl shall place orders for Compounds in accordance with Paragraph 3(b)(i) during each Contract Year so that by the end of such Contract Year the total cumulative quantity of Compounds ordered by Ethyl during the term of this Agreement is not less than the total cumulative quantity set forth below for such Contract Year. All direct purchases of Compounds by Ethyl from Octel after January 1, 1994, shall count as purchases hereunder.

                              The Total Cumulative
                              Purchase Quantity is
       For Contract Year        in metric tonnes

               1
               2
               3
               4
               5
               6
               7
               8
               9
              10


If in any Contract Year or Years Octel does not deliver Compound as ordered by Ethyl hereunder, then the Total Cumulative Purchase Quantity for such and each subsequent Contract Year shall be reduced by the amount of the shortfall.

     (iii) Notwithstanding Paragraph 3(a)(ii), if as a result of market conditions or other circumstances such as Ethyl's decision to lower its substantial inventories of Compounds (i.e., which inventories on the date of this Agreement exceed _______________) Ethyl's total sales of Compounds are less than __________ metric tonnes in any of the first ten (10) Contract Years (other than the first Contract Year) and if Octel prior to the end of such Contract Year notifies Ethyl in writing of the quantity (the "Shortfall Quantity") of Compound which Octel requires Ethyl to order, up to the quantity necessary so that Ethyl will have ordered the appropriate Total Cumulative Purchase Quantity, and the parties thereafter do not meet and mutually agree to Revised Total Cumulative Purchase Quantities, Ethyl may elect either to order a quantity of Compounds equal to the Shortfall
     Quantity for delivery as promptly as practicable in the circumstances, or to suspend its obligations to order such Shortfall Quantity until such subsequent Contract Year or Years as Ethyl may thereafter choose, or to pay to Octel the price prevailing for Compounds for the last quarter of the said Contract Year as determined in accordance with Schedule C to this Agreement for the Shortfall Quantity as if delivered during the said Contract Year and take delivery of that Shortfall Quantity of Compounds during such subsequent Contract Year or Years as Ethyl may elect.

     (iv) Ethyl shall be excused its minimum purchase obligations under Paragraph 3(a)(ii) if and to the extent during any Contract Year Ethyl's purchases of Compound are reduced as a result of the imposition of any new or increased tax upon, or measured by the revenue or income earned from, the sale or delivery of Compounds in connection with or for the purpose of the prevention, mitigation or remediation of environmental harm arising out of the storage, handling, transport, use or sale of lead antiknock compounds which shall affect any market for and which in Ethyl's reasonable opinion shall have a significant effect on its willingness to continue to participate in such market for the sale of Compounds.

     (v) If Ethyl does not wish in any Contract Year to place orders pursuant to Paragraph 3(b)(i) for Compounds in accordance with its obligations under this Paragraph 3, Ethyl may terminate this Agreement upon written notice to Octel given not later than the April 1 preceding the relevant Contract Year and Ethyl shall from and after such termination have no obligation with respect to ordering quantities of Compounds under Paragraphs 3(a)(ii) or 3(a)(iii).

     (vi) During each Contract Year, Octel shall be obligated unless otherwise agreed to deliver against orders from Ethyl up to the maximum quantity of Compounds determined pursuant to Paragraph 3(a)(i), or such greater quantity as the parties hereto may in writing agree.
     (vii) Ethyl shall make an estimate of its then foreseeable requirements for each forthcoming Contract Year known to Octel as early as practicable and preferably no less than three (3) calendar months preceding the Contract Year.

     (viii) Octel has advised Ethyl that certain quantities of Compounds required to be supplied hereunder will be supplied from its Affiliated











Companies. The provisions of this Agreement shall apply in the event of the sourcing of Compounds hereunder from an Octel Affiliate.

     (ix) It is the intent of the parties that deliveries to Ethyl shall be spread (so far as is reasonably practicable) evenly over each Contract Year, and in accordance with Ethyl's estimates to be supplied for planning purposes under Paragraph 3(a)(vii).

     (x) Notwithstanding agreement between the parties with respect to tonnages to be supplied during any Calendar Year, Octel shall not be obligated but may agree to supply Ethyl in any calendar quarter during the first Contract Year more than _______ metric tonnes of Compounds and in any calendar quarter during any Contract Year thereafter more than _________________ of the maximum quantity of Compounds required to be supplied during such Contract Year or more than ____________ thereof in any two (2) succeeding calendar quarters of such Contract Year.

     (b) (i)   Ethyl shall as early as practicable prior to each calendar quarter of each Contract Year place an order in writing with Octel for the actual quantity of each type of Compound it intends to purchase in such calendar quarter. In no case in any Calendar Year shall Ethyl place its orders later than 1 April, 1 July, 1 October or 1 January for the actual quantity of each type of Compound it intends to purchase in the calendar quarters in such Contract Year commencing on 1 July, 1 October, 1 January or 1 April, respectively.

     Orders shall state the then anticipated means of delivery and in total shall be within the maximum limit applicable to the relevant Contract Year as established pursuant to Paragraphs 3(a)(i) and (ii) above.

     (c) Any estimate furnished at any time by Ethyl to Octel shall be given in good faith for Octel's planning purposes only and shall as estimates not obligate Ethyl in any way, Ethyl being legally bound only by its orders to purchase Compound.

     (d) Octel shall in addition to the quantities of Compounds called for in Paragraph 3(a)(i) make available and deliver to Ethyl, ex works (as defined by Incoterms 1990), without charge to Ethyl and when and as requested by Ethyl in writing (with such labels as Ethyl may specify in such notice), such quantities of ASTM dilute fluid samples of Compounds meeting the specifications set out on page two (2) to Schedule B hereto as may reasonably be required by Ethyl's customers for motor fuel testing purposes. The parties shall agree upon a mutually acceptable procedure for the supply of such samples on a batch basis.

4. DELIVERIES. (a) Octel shall make deliveries of Compounds to Ethyl in bulk or in portable equipment certified for antiknock service provided and as requested by Ethyl at such delivery points as are mutually agreed by the parties.

     (b) Quantities of Compound delivered shall be determined by generally accepted measuring practices such as tank ullage or other suitable measuring means at Octel's production facility. Bulk shipments shall be measured by representatives of each of the parties hereto. If either party believes there is a reasonable basis to question measurement accuracy, it may require test and correction thereof, cost to be borne by the party proven to be incorrect. Any such test shall be conducted by an appropriately qualified third party acceptable to Ethyl and Octel.

5. EQUIPMENT AND CONTAINERS. Ethyl shall have responsibility for provision of transportation equipment and containers and for ensuring that all such equipment and containers are fit for loading with Compound and are duly certified as such in accordance with the requirements of any law or codes of practice in relation thereto in effect in the country in which delivery of Compound by Octel to Ethyl is scheduled to be made hereunder.

6. CERTAIN WARRANTIES AND REPRESENTATIONS. (a) Ethyl hereby warrants to Octel that as of the date of this Agreement:

          (i) Ethyl will utilise or procure the use of transportation equipment and containers of a quality at least comparable to the quality of the transportation equipment and containers customarily used in connection with its shipments of lead antiknock compounds.

          (ii) Ethyl or its designees will provide worldwide emergency services for the purpose of responding to such accidents or incidents as may occur from time to time in connection with its distribution of lead antiknock compounds.

          (iii) Ethyl or its designees will offer technical advice and assistance services concerning the use and application of lead antiknock compounds to end users of such compounds.

     (iv) To the extent Octel by separate agreement contracts to provide such services for Ethyl, Ethyl will offer cleaning and decontamination and destruction services for lead antiknock compound tanks and other containers and facilities for the disposal of contaminated matter arising from such operations.
     (b) Without prejudice to Octel's right to exercise any other remedies or rights in respect thereof, Octel shall not be entitled to refuse to supply Compounds to Ethyl hereunder as a result of breach of any of the matters set forth in Paragraph 6(a).

7. SCHEDULES. Where deliveries of Compound are to be made in bulk aboard a vessel provided by Ethyl a delivery schedule shall be established between the parties and shall govern. Ethyl shall notify Octel not less than thirty (30) and again fifteen (15) days in advance of the estimated time of arrival of each Ethyl Vessel at the loading port. Thereafter, Ethyl shall notify Octel promptly of each and every change in such vessel's estimated time of arrival at the loading port. A berth will be made available to such vessel immediately upon arrival in the area of the loading port failing which Octel shall pay demurrage at an agreed rate for each day or part thereof of delay in so providing a berth where the delay results solely from the fault of Octel. The vessel shall be entitled to remain at the berth without penalty until completion of loading, provisioning and bunkering. Should a longer time than normal be required for loading through the fault of the vessel, the vessel shall nevertheless be allowed to continue loading without penalty. The foregoing sentence notwithstanding, Ethyl shall reimburse Octel for the amount of demurrage Octel is required to pay to a third party vessel which is unable to occupy such berth in accordance with a schedule previously notified in writing to Ethyl as a result solely of and to the extent attributable to the failure of the Ethyl Vessel to vacate such berth as a result of delay to loading caused by the fault of the Ethyl Vessel.

8. PRICE. (a) The price of all Compounds sold under this Agreement shall be ______________________.

     (b) Octel shall pay all taxes, excises and other charges assessed against it or the Octel Affiliates by any tax authority in connection with the manufacture of Compound for sale to Ethyl hereunder, and the sale thereof to Ethyl. The price shall exclude any Value Added Tax or Excise Duty that may be applicable to the sale of the Compound. Any such Value Added Tax or Excise Duty together with the price shall be paid by Ethyl to Octel within 30 days following the date of Octel's Value Added Tax or Excise Duty invoice. If there is any increase to or new imposition of taxes, duties or other charges subsequent to the effective date of this Agreement (other than taxes on income or profits and franchise and similar taxes), which shall increase the cost to Octel of producing Compound to be supplied to Ethyl hereunder or selling such Compound to Ethyl, the portion of such taxes, duties or other charges attributable to such production for Ethyl shall be to the account of Ethyl. If Ethyl finds any such tax, duties or other charges to be unacceptable for any reason, Ethyl shall have the right to decline to place further orders for Compound from Octel subject to such tax, duties or other charges, without any liability to Octel, but this Agreement shall otherwise continue in effect in accordance with its terms.

     (c) Any duty drawback which may be available to either party by reason of the export of Compound supplied pursuant to this Agreement from the country of manufacture shall be for the benefit of the party having paid such duty. The parties shall cooperate with one another in connection with the recovery of such duty drawback to the extent necessary under the circumstances.

9. INVOICING AND PAYMENT. (a) Octel shall promptly submit invoice(s) to Ethyl in US dollars in respect of each delivery of Compound made under this Agreement. All invoices submitted to Ethyl by Octel under this Agreement shall be transmitted if feasible at the time by facsimile transmission and in any case mailed to Ethyl by courier or other expedient and rapid mail service to the address set forth in Paragraph 17 or such other address as Ethyl may from time to time direct in writing. When Compound is sourced from an Octel Affiliated Company pursuant to Paragraph 3(a)(viii), Octel in accordance with Paragraph 16 may elect itself to invoice Ethyl for the amount payable therefore and/or to procure that its Affiliated Company submit invoice(s) for the Compound involved. Octel shall notify Ethyl in advance in writing of Octel's election in that regard and Ethyl shall upon payment of such invoice(s) have no further liability to Octel or its Affiliated Company with respect thereto provided that, if Octel elects itself to invoice Ethyl for Compound delivered by an Octel Affiliate, Octel shall transmit with Octel's notice of election a duly authorized and executed consent of the Affiliated Company to such invoice by Octel and in such case Ethyl shall raise no objection to the origin of such invoice or invoices.












     (b)                                                                  .

     (c)
_________________________________________________________________.

     (d)  Ethyl shall pay Octel's correct invoices not later than thirty
(30) days following the date of each such invoice. Payment shall be made by wire transfer in US dollars into such account or accounts as shall be notified to Ethyl by Octel or its Affiliated Companies in writing from time to time. If payment cannot be made by wire transfer for any reason, such payment shall be made by such other means as Octel may reasonably specify in writing to Ethyl.

     (e) If Ethyl has a bona fide dispute regarding any portion of an Octel invoice, Ethyl may withhold only that portion from Octel and shall, within thirty (30) days of its receipt of such invoice, notify Octel of the amount Ethyl is withholding, together with a detailed explanation of the basis for the dispute. Ethyl shall pay the remaining portion of the invoice directly to Octel. Within thirty (30) days of Octel's receipt of Ethyl's detailed explanation, Octel shall send Ethyl a statement explaining why, in Octel's judgment, such amounts are rightly due Octel. The parties shall thereafter work together, in good faith, to resolve any disputes and to mutually agree upon which portions, if any, of the disputed amounts withheld by Ethyl are rightly due Octel and which portions, if any, are rightly retained by Ethyl. If the total of all such disputed amounts exceeds Twenty-five Thousand Dollars ($25,000), either party may, at any time, elect to proceed with the dispute resolution process, set forth in Paragraph 14 hereof.

     (f) Any delinquent or overdue amounts which were not paid which are not the subject of a detailed explanation for withholding pursuant to Paragraph 9(e) hereof, or which are subject to a detailed explanation for withholding and which are resolved in favor of Octel, shall be subject to a finance charge at the average LIBOR in effect during the period of such nonpayment.

10. TITLE TO AND RISK OF LOSS. Title to and risk of loss of Compound sold hereunder shall remain with Octel until at the place of manufacture such Compound passes the vessel loading flange in the case of bulk deliveries and until departure from Octel's facility in all other cases of portable tank, truck, rail car or other form of container containing Compound. All deliveries shall be Ex Works (as defined by Incoterms); provided that, if any Ex Works term (as so defined) is inconsistent with any provision of this Agreement (including without limitation the preceding sentence), this Agreement shall govern.

11. WARRANTIES. (a) Octel warrants that Compound delivered under this Agreement shall meet the applicable specifications set out on Schedule B hereto. Octel warrants that at the time of transfer of title to Compound sold hereunder, it shall have good title to and the full right and authority to sell such Compound hereunder and that such Compound shall be free and clear of all liens, claims, and encumbrances. Octel warrants that Compound delivered hereunder shall be of merchantable quality and meet acceptable standards common in the industry. Octel warrants that Compound supplied under this Agreement does not incorporate any trade secret, copyright, trademark or patent of any third party pursuant to which a suit for infringement could reasonably be brought. Octel does not make any other warranties as to Compound supplied hereunder and Ethyl hereby accepts full responsibility for all product liability arising after passage of title to Ethyl hereunder with respect to Compound supplied pursuant to this Agreement except when such product liability is caused by any failure of Octel to comply with the requirements of this Agreement.

     (b) Octel shall in the course of manufacturing Compound to be delivered to Ethyl hereunder carry out periodic quality testing to ensure its conformity with specifications and prior and as a condition to delivery of such quantity hereunder, Octel shall when reasonably requested by Ethyl provide to Ethyl a written certificate of analysis showing such conformity.

     (c) The liability of Octel to Ethyl for damages for delivered Compound which is not merchantable or does not conform to specifications shall be limited to the price paid by Ethyl for the Compound in question and will in no event include incidental, consequential or special damages. The foregoing notwithstanding, if Ethyl so elects, Octel shall replace such Compound and pay such extra freight costs as result from delivery of such Compound.

     (d) Subject to Paragraph 12, if Octel fails to sell and deliver Compounds to Ethyl in accordance with its obligations arising under this Agreement, Octel shall be liable to Ethyl for and shall indemnify, defend and hold Ethyl harmless against any and all loss, liability, cost and expense (including costs of litigation and of reasonable attorneys' fees) which may result from or be caused by such failure.

     (e) Without prejudice to Paragraph 11(d), Ethyl shall indemnify, defend and hold Octel harmless against any and all loss, liability, cost and expense (including costs of litigation and of reasonable attorneys' fees) arising from events occurring after the passage of title to Ethyl hereunder and resulting from the use by third parties of Compound which when delivered conformed to the requirements of this Agreement.

12. CONTINGENCIES. (a) Subject to the last sentence of this Paragraph 12(a) neither Octel nor Ethyl shall be liable for any failure to perform any obligation under this Agreement where such failure to perform is caused by an event or circumstance beyond the reasonable control of the party affected thereby ("Force Majeure Event"). Without limiting the generality of the foregoing, a Force Majeure Event may include fire, storm, flood, act of God, war, explosion, sabotage, strike or other labor trouble, shortage of fuel and/or raw materials, embargo, car/wagon shortage, accident, expropriation of plant, the Compound and/or raw materials in whole or in part by any governmental authority, inability to secure machinery and/or other equipment or energy or raw materials for the manufacture or transport of the Compound, inability to obtain vessel or cargo insurance at reasonable cost due to conditions of war, revolution or civil unrest, or acts or threat of action by any government or of any agency thereof. No event or circumstance shall serve to excuse an obligation to perform hereunder if such event could have been prevented through the exercise of reasonable diligence.

     (b)  If a Force Majeure Event affects any customer of Ethyl for











Compound or if any customer of Ethyl fails or refuses to honor its agreement to purchase Compound from Ethyl (if due to the occurrence of a Force Majeure Event affecting such customer), such event or circumstance shall, save for and without prejudice to Ethyl's obligation to pay for Compound theretofore delivered to Ethyl pursuant hereto, be deemed a Force Majeure Event affecting Ethyl.

     (c) In the event of a shortage of Compound or a delay in its shipment or delivery, occasioned by a Force Majeure Event affecting Octel, Octel shall allocate all Compound available from its own production and inventory among the then existing contract customers of Octel (including Ethyl and the shareholder customers of Octel) in accordance with the following sentence, which shall remain in effect until Octel's production capability is no longer affected by such force majeure event. Octel shall calculate the total amount of all Compound estimated to be available to it from production each calendar month and make up to _______________ thereof available to Ethyl hereunder.

     (d) Compound allocated to any contract customer for any calendar month for which that customer fails to place an order by the end of the month in question shall be included in the total amount of Compounds available for allocation amongst all customers in the following months.

     (e) A party claiming the benefit of this provision shall provide written notice of the Force Majeure Event to the other and take all reasonable steps to cure the problem causing the inability to deliver or receive. In the case of a Force Majeure Event affecting Octel, in no event will Octel be obligated to make up any deficiencies in delivery by purchase of such product as may be available from third parties. In the case of a Force Majeure Event affecting Ethyl, in no event will Ethyl be obligated to make up the resulting deficiency in its purchases of Compounds hereunder by additional purchases at subsequent times in the relevant Contract Year. Notwithstanding the foregoing (and as an overriding provision hereunder) nothing herein shall discharge Ethyl's obligation to make payment as provided in Paragraph 9 for Compound in respect of which title and risk of loss shall have passed to Ethyl pursuant to Paragraph 10 hereof unless Ethyl's payment systems are affected by a Force Majeure Event in which case Ethyl's obligation shall be fulfilled as promptly as possible following the correction of such force majeure event.

13. WAIVER. Failure of either party to insist in any instance on the strict performance of any covenant, term, provision or condition of this Agreement or to exercise any option herein contained shall not be construed as a waiver of such covenant, term, provision, condition or option in any other instance.

14. DISPUTES. Any dispute between the parties with respect to this Agreement which the parties are unable to resolve through mutual consultations and negotiations within thirty (30) days following notification by one party to the other in writing of the existence of such a dispute, may be submitted by either party for arbitration in London in accordance with the Rules of the London Court of International Arbitration by one arbitrator to be appointed by agreement between the parties. If the parties fail to agree upon an arbitrator, the arbitrator shall be appointed by the President for the time being of the Institution of Chemical











Engineers. Either party shall be entitled to make such submission at any time following the last day of such thirty (30) day period by written notice to the other party, but no submission may be made later than 18 months following the date of the written notification by one party to the other of the existence of the dispute. Pursuant to Section 3 of the Arbitration Act 1979, the parties hereby exclude any right either might have to appeal to the High Court on any point arising out of the arbitrator's decision or to apply to the High Court for it to determine any question of law arising in the course of the reference. Any arbitral award shall be binding on the parties and judgement upon the award may be entered in any court having jurisdiction. The law of England shall govern this contract.

15. CHANGES AND SUBSTITUTIONS. (a) Octel will not change the quality, nature and/or specifications of any Compounds unless authorized in writing by an Ethyl representative or unless otherwise required by the law of the country in which the Compound shall be manufactured by or on behalf of Octel in which event Octel shall give prior written notice thereof to Ethyl. In such latter event, Ethyl shall within twenty eight (28) days of receipt of such notice advise Octel as to whether it wishes to take such reconstituted Compound and if Ethyl shall advise Octel that it does not wish to take delivery thereof, Ethyl shall have no further obligation to Octel to take, nor shall Octel have any further obligation to supply Compound hereunder.

     (b) Octel shall not be obligated by Ethyl to change the quality, nature and/or specifications of any of the Compounds unless such change has Octel's agreement.

16. ASSIGNMENT. The rights and obligations of the parties hereunder shall not be assigned or transferred without the prior written consent of the other, such consent not to be unreasonably withheld. The foregoing notwithstanding either party may without the consent of the other assign all or part of its rights under this Agreement to an Affiliated Company of the assignor or to another party in connection with its merger into or sale to such other party of substantially all of its assets or of the business or assets to which this Agreement pertains. However, pursuant to Paragraph 3(a)(iv), Octel may designate by notice in writing to Ethyl an Octel Affiliate for so long as it remains an Octel Affiliate, as the manufacturer in respect of any particular order or orders for Compound, up to the quantities stated in the notice. To the extent that such Octel Affiliate manufactures such Compound which is then supplied to Ethyl, Octel shall be relieved of such obligation to manufacture. Octel hereby guarantees the performance by its designated Affiliate in respect of any manufacture pursuant to this Paragraph 16. In the event that an Octel Affiliate is designated as a manufacturer of Compound either Octel or the Octel Affiliate, at the option of Octel, may invoice Ethyl for the Compounds manufactured by the said Octel Affiliate the US dollar price for such quantities calculated in accordance with this Agreement. Any terms and conditions set forth in the invoice or other documents issued by the Octel Affiliate shall be of no force or effect. Except to the extent expressly provided in this Paragraph 16, Octel shall continue to be fully responsible for the performance of its obligations under the Agreement.

17.  NOTICES.  Notice to either party under any provision of this Agreement shall be deemed good and sufficient if delivered in person or sent by telex or telefax to the other party and promptly confirmed by airmail to the address of such party noted below or such other address as such party has directed in a signed writing. Notice shall be effective on the date delivered in person or sent by telex or telefax.
     Notice shall be addressed:

     If to Ethyl:

          Ethyl Corporation
          330 South Fourth Street
          Richmond, VA 23219
          Attention:  Manager, Antiknock Operations
          Copy to:    Business Director, Antiknocks
          Telex:      828319
          Telefax:    (804) 788-5124

     If to Octel:

          The Associated Octel Company Limited
          23 Berkeley Square
          London W1X 6DT
          Attention:  Director of Petroleum Additives Marketing
          Copy to:    Manager - Supply & Distribution
          Telex:      25107
          Telefax:    071-491-2332


18. MISCELLANEOUS. (a) This Agreement constitutes the entire agreement of the parties concerning the sale and purchase of Compounds and there are no representations, warranties or understandings other than those set forth herein. No change or modification shall be effected except by a writing executed by both parties.

     (b) Printed terms and conditions in conflict with, or in addition to, the provisions hereof appearing on any document used by either party in connection with transactions relating to this Agreement shall be of no force or effect.

     (c) Recognising that Octel and Ethyl shall continue to compete vigorously in the marketing and sale of Compounds around the world, under no circumstances shall the parties discuss with one another (or provide one another with any information concerning) any aspect of the lead antiknock compound market, including without limitation information concerning market prices or customers of Compounds supplied to Ethyl hereunder.

IN WITNESS WHEREOF, the parties have cause this Agreement to be executed effective as of the date first above written by their duly authorized representatives.

ETHYL CORPORATION


By: _________________________________
Title: ______________________________













THE ASSOCIATED OCTEL COMPANY LIMITED


By: _________________________________
Title: ______________________________

                                                                 SCHEDULE A






              EFTA                     EEC
              ----                     ---
              Austria                  UK
              Switzerland              Spain
              Sweden                   Italy
              Norway                   France
              Finland                  Belgium
              Greenland                Holland
                                       Greece
                                       Ireland
                                       Denmark
                                       Luxembourg
                                       Germany
                                       Portugal

                                                                 SCHEDULE B
                                                                Page 1 of 2




             COMPOSITION AND PHYSICAL PROPERTIES OF COMPOUNDS



                              TEL-SF     TEL-B     TEL-CB      TML-CB      PM25-CB     PM5O-CB     PM76-CB     CB250-CB
                              ------     -----     ------      ------      -------     -------     -------     --------
COMPOSITION % m/m

Tetraethyl lead                61.49     61.49      61.49         -         46.12       30.75       15.37       28.08
Tetramethyl lead                 -         -          -         50.82       12.70       25.41       38.12       28.08
   Total lead alkyls           61.49     61.49      61.49       50.82       58.82       56.16       53.49       56.16
Dibromoethane                    -       35.72      17.86       17.86       17.86       17.86       17.86       17.86
Dichloroethane                   -        -         18.81       18.81       18.81       18.81       18.81       18.81
Toluene                          -        -         -           12.45        3.11        6.23        9.34        6.23
Dye Inerts                    38.51      2.79       1.84        0.06        1.40        0.94        0.50        0.94
   Total                      100.00    100.0      100.0       100.0       100.0       100.0       100.0       100.0

Pb content % m/m
   % m/v                       39.39     39.39      39.39       39.39       39.39       39.39       39.39       39.39
                                         68.74      62.91       62.16       62.71       62.51       62.35       62.51

PHYSICAL PROPERTIES

Specific gravity at
20 deg/4 deg C nominal          1.24      1.75       1.60        1.58        1.59        1.59        1.58        1.59
Specific gravity correction
(per deg C)                               0.0016     0.0015      0.0018      0.0017      0.0017      0.0017      0.0017
Coefficient of expansion
(per deg C)                               0.00096    0.00098     0.00117     0.00112     0.00113     0.00113     0.00113
Vapour pressure at:
   20 deg C mmHg                              30        50          65        50            60           60          55
   mbar                                       40        67          87        67            80           80          73
*Freezing point deg C                         -9       -39         -55       -41           -45          -48         -45
Kinematic viscosity at
20 deg C cP                                 0.99      0.83        0.63      0.78          0.73         0.68        0.73
Specific heat capacity
J/kg deg C                                  0.84      0.96        0.98      0.96          0.96         0.96        0.96


All TEL Compounds contain Topanol O as inhibitor equivalent to 0.16% m/m of lead content.

*The temperature at which dibromoethane begins to freeze out.

                                                                 SCHEDULE B
                                                                Page 2 of 2




                      DILUTE COMPOUND SPECIFICATIONS
                          SUPPLIED IN 500 ML CANS


                                  Ph concentration
    Type          Order Code       @ 20 deg C g/ml        Colour
- --------------    ----------      ----------------      ------
Dilute TEL-CB*         E               0.1005           Orange
                                   plus or minus
                                       0.0010

Dilute TML-CB*         F               0.1005           Orange
                                   plus or minus
                                       0.0010

Dilute TEL-B**         G               0.1123           Blue
                                   plus or minus
                                       0.0010

Dilute CR5O-CB*        H               0.1005           Orange
                                   plus or minus
                                       0.0010

Dilute TEL-SF*         J               0.1005           Red
                                   plus or minus
                                       0.0010

*  2 ml dilute compound in 400 ml gasoline equals 0.50 g Pb/liter
** 2 ml dilute compound in 400 ml gasoline equals 2 ml TEL/USG (0.56g
    Pb/liter)

IN ADDITION TO THE ABOVE LEAD CONTENT SPECIFICATIONS, TYPE "G" (TEL-B) DILUTE COMPOUND MUST MEET THE ASTM SPECIFICATION SO THAT A MIXTURE OF 2.00 ML OF DILUTE COMPOUND TYPE G WITH 400 MLs OF ASTM 80 OCTANE NUMBER BLEND (80% ISO-OCTANE 20% N-HEPTANE BY VOLUME), WHEN RATED BY METHOD D2699
(RON), SHOULD GIVE 94.1 RON plus or minus 0.3 RON.

                                                                 SCHEDULE C



                  Price for Compounds to be sold to Ethyl
                 Customers located in countries NOT listed
                               on Schedule A






             [Subject to a request for confidential treatment,
                   the information in this Schedule has
                       been intentionally omitted.]

                                                                 SCHEDULE D


             Price for Compounds to be sold to Ethyl Customers
                 located in countries listed on Schedule A



             [Subject to a request for confidential treatment,
                    the information in this Schedule has
                       been intentionally omitted.]